UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 30, 2024
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 Twilio Inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-37806	26-2574840
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
101 Spear Street, Fifth Floor
San Francisco, California 94105
(Address of principal executive offices) (Zip Code)

(415) 390-2337
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.001 per share	TWLO	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Company Severance Plans
On September 30, 2024, the Compensation and Talent Management Committee (the “Committee”) of the Board of Directors (the “Board”) of Twilio Inc. (the “Company”) amended the Company’s Amended Chief Executive Officer Severance Plan (the “CEO Severance Plan”) and the Company’s Senior Executive Severance Plan covering the non-CEO members of the Company’s executive team (the “Senior Executive Severance Plan” and together with the CEO Severance Plan, the “Severance Plans”), in each case to provide that a specified percentage of the participant’s annual target bonus would be payable upon a qualifying termination in connection with a change in control.

The amended Severance Plans provide that if a participant in the applicable Severance Plan is terminated (i) by the Company other than for Cause (as defined in the applicable Severance Plan), death or disability or (ii) by the participant for Good Reason (as defined in the applicable Severance Plan), in each case within the period beginning three months prior to and ending 12 months after, a Change in Control (as defined in the applicable Severance Plan), an eligible participant will be entitled to receive, subject to the execution and effectiveness of a general release of claims in favor of the Company, (i) a lump sum cash payment equal to the sum of (A) 24 months (in the case of the CEO Severance Plan) or 18 months (in the case of the Senior Executive Severance Plan) of base salary, and (B) 200% (in the case of the CEO Severance Plan) or 150% (in the case of the Senior Executive Severance Plan) of annual target bonus, (ii) if the participant was participating in the Company’s group health plan immediately prior to the date of termination and elects COBRA health continuation, a monthly cash payment equal to the monthly employer contribution that the Company would have made to provide health insurance to the participant if the participant had remained employed, for up to 24 months (in the case of the CEO Severance Plan) or up to 18 months (in the case of the Senior Executive Severance Plan), and (iii) for both Severance Plans, full accelerated vesting of all outstanding and unvested equity awards held by such participant; provided, that any unvested and outstanding equity awards subject to performance conditions will be deemed satisfied at the target levels specified in the applicable award agreements.

The foregoing summary is qualified in its entirety by reference to the full text of the applicable Severance Plan. The amended CEO Severance Plan is attached hereto as Exhibit 10.1 and is incorporated by reference. The amended Senior Executive Severance Plan is attached hereto as Exhibit 10.2 and is incorporated by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit Description
10.1	Amended Chief Executive Officer Severance Plan
10.2	Amended Senior Executive Severance Plan
104	Cover Page Interactive Data File (embedded within the Inline XBRL)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TWILIO INC.

October 4, 2024	By:	/s/ Dana R. Wagner
	Name:	Dana R. Wagner
	Title:	Chief Legal Officer